UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2018

BJ’s Wholesale Club Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive Westborough, MA 01581	01581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(774) 512-7400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2018, BJ’s Wholesale Club Holdings, Inc. (the “Company”) closed its initial public offering (“IPO”) of 37,500,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an offering price of $17.00 per share, and the underwriters exercised their option to purchase an additional 5,625,000 shares of Common Stock from the Company at the initial public offering price, pursuant to the Company’s registration statement on Form S-1 (File No. 333-224994), as amended (the “Registration Statement”). In connection therewith and with the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

•	a Voting Agreement, dated July 2, 2018, by and among the Company, CVC Beacon LP, Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and Beacon Coinvest LLC (collectively, the “Sponsors”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference; and

•	an Amended and Restated Stockholders Agreement, dated July 2, 2018, by and among the Company and the Sponsors, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 1.02. Termination of a Material Definitive Agreement.

On July 2, 2018, in connection with the closing of the IPO, the Company repaid all of the outstanding borrowings under the Second Lien Term Loan Credit Agreement (the “Second Lien Term Loan”), dated as of February 3, 2017, among BJ’s Wholesale Club, Inc. (the “Borrower”), the Lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and as collateral agent. Following such repayment, the Borrower’s obligations under the Second Lien Term Loan have been terminated.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On July 2, 2018, immediately prior to the closing of the IPO, the Company amended and restated its certificate of incorporation (as amended and restated, the “Certificate of Incorporation”), which was filed with the Secretary of State of the State of Delaware on July 2, 2018. The Certificate of Incorporation restates, integrates and further amends the provisions of an Amended and Restated Certificate (the “Amended and Restated Certificate”) filed with the Secretary of State of the State of Delaware on September 20, 2011, which amends and restates the Company’s original certificate of incorporation, which was filed with the Secretary of State of the State of Delaware on June 24, 2011.

The Certificate of Incorporation, among other things: (i) provides that the Company shall have the authority to issue 300,000,000 shares of Common Stock and 5,000,000 shares of preferred stock); (ii) establishes a classified board of directors, divided into three classes, each of whose members will serve for staggered three-year terms; (iii) provides that, other than pursuant to the terms of the Voting Agreement, directors may be removed from office only for cause and (iv) designates, unless otherwise consented to by the Company, the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions, including, but not limited to, derivative actions or proceedings brought on behalf of the Company or actions asserting claims of breach of a fiduciary duty owned by, or other wrongdoing by, any of the Company’s directors, officers, employees or agents to the Company or the Company’s stockholders.

The foregoing description of the Certificate of Incorporation and the description contained in the Registration Statement are qualified in their entirety by reference to the full text of the Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Bylaws

On July 2, 2018, immediately prior to the closing of the IPO, the Company amended and restated its Bylaws (as amended and restated, the “Bylaws”). The Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the Certificate of Incorporation.

The foregoing description and the description contained in the Registration Statement are qualified in their entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company.

10.1*	Voting Agreement, dated July 2, 2018, by and among the Company and the Sponsors.

10.2*	Amended and Restated Stockholders Agreement, dated July 2, 2018, by and among the Company and the Sponsors.

*	Filed herewith.

INDEX TO EXHIBITS

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of the Company.

3.2*	Amended and Restated Bylaws of the Company.

10.1*	Voting Agreement, dated July 2, 2018, by and among the Company and the Sponsors.

10.2*	Amended and Restated Stockholders Agreement, dated July 2, 2018, by and among the Company and the Sponsors.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

Date: July 2, 2018	By:	/s/ Laura L. Felice
		Name:	Laura L. Felice
		Title:	Senior Vice President, Controller